                                                                       EXHIBIT 4

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                        WESTERN PUBLISHING GROUP, INC.,

                              GOLDEN BOOKS, INC.,

                        WESTERN PUBLISHING COMPANY, INC.

                                      and

                              MARINE MIDLAND BANK,
                                         as Successor Trustee



                                     FIRST
                             SUPPLEMENTAL INDENTURE
                            Dated as of May 8, 1996

                                    Amending

                                   INDENTURE
                         Dated as of September 15, 1992



                                  $150,000,000

                     Principal Amount at Stated Maturity of

                          7.65% Senior Notes Due 2002


- -------------------------------------------------------------------------------

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 8, 1996 (the "First Supplement"), is between Western Publishing Group, Inc., a corporation duly organized and existing under the laws of Delaware (the "Company"), Golden Books, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("GB"), Western Publishing Company, Inc., a company duly organized and existing under the laws of the State of Delaware (the "Successor"), and Marine Midland Bank, a New York banking corporation and trust company, as Successor Trustee (the "Trustee").

                                    RECITALS

          WHEREAS, pursuant to the terms of the Indenture, dated as of September 15, 1992 (the "Original Indenture"), between the Company and the Trustee, the Company has issued $150,000,000 principal amount at stated maturity of its 7.65% Senior Notes Due 2002 (the "Securities"); and

          WHEREAS, Article Eight of the Original Indenture provides for the execution and delivery by the Company and, subject to the provisions of such Article Eight of the Original Indenture, by the Trustee of one or more supplemental indentures, without the consent of the Holders (as defined in the Original Indenture) of the Securities, for the purposes specified therein; and

          WHEREAS, the Company intends to convey (x) all of the shares of common stock, par value $1.00 per share, of Penn Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Penn"), and (y) all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Successor (collectively, the "Conveyance") to GB; and

          WHEREAS, GB wishes, upon the effectiveness of the Conveyance, to assume the performance and observation of every covenant, obligation and condition of the Indenture, including the due and punctual payment of the principal of and the interest on all of the Securities and Coupons; and

          WHEREAS, pursuant to that certain Agreement of Merger, dated as of May 8, 1996, GB will, subsequent to the Conveyance, be merged with and into the Successor (the "Merger"); and

          WHEREAS, the Successor wishes, upon the effectiveness of the Merger, to assume the performance and observation of every covenant, obligation and condition of the Original Indenture, including the due and punctual payment of the principal of and the interest on all of the Securities and Coupons; and

          WHEREAS, the Company, GB and the Successor have fulfilled certain requirements of the Trustee to evidence the Company's ability to rely on the provisions of Article Eight of the Indenture in order to amend the Indenture; and

          WHEREAS, all things necessary to make this First Supplement, when executed and delivered by the Trustee, the valid agreement of the Company, GB and Successor in accordance with its terms have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises, the Company, GB and the Successor agree with the Trustee as follows:

          SECTION 101.  Definitions.  Except as otherwise expressly provided
                        -----------
herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in Article One of the Original Indenture.

          SECTION 102.  Conveyance and Amendment of Original Indenture.  Upon
                        ---------- --- -------------------------------
the effectiveness of the Conveyance, GB hereby assumes the performance and observance of every covenant, obligation and condition of the Original Indenture and the First Supplement to be performed and observed by the Company, and the Company shall be discharged from all obligation or liability to perform and observe such covenants, obligations and conditions.

          SECTION 103.  Merger and Amendment of Original Indenture.  Upon the
                        ------ --- -------------------------------
effectiveness of the Merger, the Successor hereby assumes the performance and observance of every covenant, obligation and condition of the Original Indenture and the First Supplement to be performed and observed by GB, and GB shall be discharged from all obligation or liability to perform and observe such covenants, obligations and conditions.

          SECTION 104.  Construction with Original Indenture.  All of the
                       -------------------------------------
covenants, agreements and provisions of this First Supplement shall be deemed to be and construed as part of the Original Indenture and vice versa to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Original Indenture. Except as provided in this First Supplement and as amended and supplemented thereby, the Original Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

          SECTION 105.  Conflict with Trust Indenture Act.  If any provision
                        ---------------------------------
hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as in effect on the date hereof, that is required under such Act to be part of and govern the Original Indenture or this First Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplement as so modified or to be excluded, as the case may be.

          SECTION 106.  Effect of Headings.  The Section headings herein are for
                        ------------------
convenience only and shall not affect the construction hereof.

          SECTION 107.  Separability Clause.  In case any provision in this
                        -------------------
First Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 108.  Benefits of First Supplement and Original Indenture.
                        ---------------------------------------------------
Nothing in this First Supplement or the Original Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplement or the Original Indenture. Neither this First Supplement nor the Original Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Company, GB or the Successor, as the case may be, or any of their respective subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this First Supplement or the Original Indenture.

          SECTION 109.  GOVERNING LAW.  THIS FIRST SUPPLEMENT SHALL BE GOVERNED
                        -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 110.  No Recourse Against Others.  A director, officer,
                        --------------------------
employee, stockholder or incorporator, as such, of the Company, GB or the Successor, as the case may be, shall not have any liability for any obligations of the Company, GB or the Successor, as the case may be, under this First Supplement or for any claim based on, in respect or by reason of such obligations or their creation.

          SECTION 111.  Counterparts.  All parties may sign any number of copies
                        ------------
or counterparts of this First Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 112.  Effectiveness.  This First Supplement shall become
                        -------------
effective in accordance with the provisions of Article Eight of the Original Indenture.

          SECTION 113.  The Trustee.  The Trustee shall not be responsible in
                        --- -------
any manner whatsoever for or in respect of the validity or sufficiency of this First Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, GB and the Successor.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[SEAL]                                     WESTERN PUBLISHING GROUP, INC.

Attest:                                    By: /s/ Richard E. Snyder
                                               --------------------------------
                                           Title: President
                                                  -----------------------------

/s/ Stephen Weinstein
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[SEAL]                                     WESTERN PUBLISHING COMPANY, INC.

Attest:                                    By: /s/  Richard E. Snyder
                                               --------------------------------
                                           Title: President
                                                  -----------------------------


/s/ Stephen Weinstein
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[SEAL]                                     GOLDEN BOOKS, INC.

                                           By: /s/ Richard E. Snyder
                                               --------------------------------
Attest:                                    Title: President
                                                  -----------------------------

/s/ Stephen Weinstein
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[SEAL]                                     MARINE MIDLAND BANK


                                           By: /s/ Frank J. Godino
                                               --------------------------------
Attest:                                    Title: Corporate Trust Officer
                                                  -----------------------------

/s/ Joan Nei
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

STATE OF NEW YORK  )
               ss.:
COUNTY OF NEW YORK )


     On the 7th day of May, 1996, before me personally came Richard E. Snyder, to me known, who, being by me duly sworn, did depose and say that he is the Chairman, President and Chief Executive Officer of WESTERN PUBLISHING COMPANY, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                         /s/ Richard E. Snyder
                         -------------------------------------------------------

/s/ Jennifer F. Talley
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STATE OF NEW YORK  )
               ss.:
COUNTY OF NEW YORK )


     On the 7th day of May, 1996, before me personally came Richard E. Snyder, to me known, who, being by me duly sworn, did depose and say that he is the Chairman, President and Chief Executive Officer of GOLDEN BOOKS, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                         /s/ Richard E. Snyder
                         -------------------------------------------------------

/s/ Jennifer F. Talley
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

STATE OF NEW YORK  )
               ss.:
COUNTY OF NEW YORK )


     On the 7th day of May, 1996, before me personally came Richard E. Snyder, to me known, who, being by me duly sworn, did depose and say that he is the Chairman, President and Chief Executive Officer of WESTERN PUBLISHING COMPANY, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                         /s/ Richard E. Snyder
                         ------------------------------------------------------

/s/ Jennifer F. Talley
- ----------------------



STATE OF NEW YORK   )
               ss.:
COUNTY OF NEW YORK    )


     On the 8th day of May, 1995, before me personally came Frank J. Godino, to me known, who, being by me duly sworn, did depose and say that he is Corporate Trust Officer of MARINE MIDLAND BANK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                         /s/ Frank J. Godino
                         -------------------------------------------------------

/s/ Richard G. Pittius
- ----------------------